EXHIBIT 23.1

Deloitte & Touche LLP

1125 Northwest Couch Street

Suite 600

Portland, OR 97209-4156

USA

Tel:+1 503 222 1341

Fax:+1 503 224 2172

www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Barrett Business Services, Inc. and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2025.

Portland, Oregon

June 12, 2026